UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 14, 2004

                         First Defiance Financial Corp.
                         ------------------------------
             (Exact name of registrant as specified in its charter)



             Ohio                        0-26850                34-1803915
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(State or other jurisdiction of        (Commission             (IRS Employer
        incorporation)                 File Number)          Identification No.)




                    601 Clinton Street, Defiance, Ohio 43512
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (419) 782-5015
                                                            -------------


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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(C) under the Exchange Act (17-CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

     On October 14, 2004, the Registrant announced that it had resolved the contingent liability related to the 2002 sale of its Leader Mortgage Company subsidiary. After considering contingency reserves already recorded by the Registrant, the settlement will result in a pretax charge for the Registrant of $1.9 million which will be recorded in the 2004 third quarter. After tax, the charge amounts to $1.25 million or $0.20 per share. The Registrant issued a press release announcing the charge on October 14, 2004, which is attached hereto as Exhibit 99.1.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of businesses acquired. Not Applicable

(b) Pro forma financial information. Not Applicable

(c) Exhibits

     99.1         Press Release, dated October 14, 2004


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                    First Defiance Financial Corp.

                                    By:      /s/ John C. Wahl
                                       -------------------------------
                                               John C. Wahl
                                       Executive Vice President/ Chief
                                            Financial Officer

Date: October 15, 2004